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                                                                      EXHIBIT 21

                   SUBSIDIARIES OF PEOPLES ENERGY CORPORATION

The following is a list of subsidiaries of the Company as of September 30, 2004, omitting some subsidiaries which, considered in the aggregate, would not constitute a significant subsidiary.

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                                                           STATE OF INCORPORATION
                SUBSIDIARY                                      OR FORMATION
                ----------                                      ------------
The Peoples Gas Light and Coke Company                            Illinois
North Shore Gas Company                                           Illinois
Peoples Energy Production Company                                 Delaware
     PEP Holdings, LLC                                            Delaware
     Peoples Energy Production Operating Company                  Delaware
         Peoples Energy Production Partners, L.P.                 Delaware
         Peoples Energy Production - Texas, L.P.                  Delaware
Peoples Energy Resources Company, LLC                             Delaware
     PERC Power, LLC                                              Delaware
     Peoples Elwood, LLC                                          Delaware
Peoples Energy Services Corporation                               Illinois
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